UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permittedby Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ORBCOMM Inc.

IMPORTANT UPDATE REGARDING THE ORBCOMM ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2020

The following Notice of Change of Location relates to the proxy statement dated March 19, 2020 (the “Proxy Statement”) of ORBCOMM Inc. (“ORBCOMM” or the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders and others by means of a press release that was posted on the Company’s website on or about April 7, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ORBCOMM Inc.

395 West Passaic Street, Third Floor

Rochelle Park, New Jersey 07662

NOTICE OF CHANGE OF LOCATION OF
2020 ANNUAL MEETING OF SHAREHOLDERS

Moving to a Virtual Only Meeting

Meeting Date: Wednesday, April 22, 2020

Meeting Time: 8:00 a.m. (Eastern Time)

Meeting Access: Virtual Shareholder Meeting www.meetingcenter.io/269283961

To the Shareholders of ORBCOMM Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and the limitations in many areas that we expect to continue into April 2020, and to support the health and well-being of our employees, shareholders and our community, we are giving notice that the location of the 2020 Annual Meeting of Shareholders has been changed and will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. The matters to be voted on at the Annual Meeting are not changing; however, the order of business for the Annual Meeting will be scaled back to consist of only the required corporate formalities. We expect this modification in meeting format to be effective for this year only and to revert back to an in-person annual meeting in future years after public health conditions have improved.

To access the virtual meeting please click the Virtual Shareholder Meeting link or go to www.meetingcenter.io/269283961. To login to the virtual meeting you will be required to have a control number and password. The password for the meeting is ORBC2020.

If you were an ORBCOMM shareholder of record as of the close of business on March 2, 2020 (the “Record Date”) and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting your ORBCOMM shareholdings as of the Record Date, along with your name and email address to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to an email, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 17, 2020. You will receive a confirmation of your registration, together with a control number required to log in, by email from Computershare. The password for the meeting is ORBC2020.

In view of the change to a virtual only meeting format, we will not provide a live audio webcast of the Annual Meeting.

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the virtual meeting website. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun
Secretary

April 7, 2020